UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2021

LMP Automotive Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39150	82-3829328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On September 10, 2021, LMP Lubbock 001 Holdings, LLC, a Texas limited liability company (“LMPL”), a wholly-owned subsidiary of LMP Automotive Holdings, Inc., a Delaware corporation (the “Company”) entered into a dealership asset purchase agreement (the “APA”) with Steve McGavock (“Principal”), McGavock Auto Group, L.L.P., a Texas limited partnership, McGavock Nissan of Abilene, L.L.P., a Texas limited partnership, McGavock Nissan of Amarillo, LP, a Texas limited partnership, McGavock West Texas Motors, L.P., a Texas limited partnership, and McGavock Nissan of San Marcos, L.P., a Texas limited partnership (collectively, the “Seller”), to acquire the assets related to the Seller’s ownership and operation of a franchised Nissan motor vehicle dealerships located at (i) 818 E Overland Trail, Abilene, Texas 79601, (ii) 4700 S Soncy Rd., Amarillo, Texas 79119, (iii) 6312 Milwaukee Ave., Lubbock, Texas 79424, and (iv) 2980 I-35, San Marcos, Texas 78666 and a franchised Infiniti dealership located at 6225 TX-327 Spur, Lubbock, Texas 79424 (collectively, the “Dealerships”).

In exchange for the acquisition of such assets, the Company will pay $61,500,000 (the “Purchase Price”), with up to $10,000,000 of the Purchase Price payable at the Company’s election in shares of the Company’s common stock, valued at the greater of (i) the average price per share of the Company’s common stock as reported at the closing of the NASDAQ Composite stock market exchange for each of the five (5) trading days prior to the closing date of the transaction and (ii) the average price per share of the Company’s common stock as reported at the closing of the NASDAQ Composite stock market exchange for each of the five (5) trading days prior to September 10, 2021 (such price, the “Issue Price”), up to a maximum of ten percent (10%) of the Company’s outstanding shares of common stock (the “Maximum Shares”). In the event that the product of the Maximum Shares multiplied by the Issue Price (the “Maximum Equity Value”) is greater than ten percent (10%) of the Company’s outstanding shares of common stock, the Company shall pay to the Seller the difference between the Maximum Equity Value and the Maximum Shares. Further, in the event the Company elects to issue shares of common stock to the Sellers and the Issue Price is greater than the average price per share of the Company’s common stock as reported at the closing of the NASDAQ Composite stock market exchange for each of the five (5) trading days prior to the six (6) month anniversary of the closing date of the transaction (such price, the “Release Date Price”), the Company shall pay to the Seller (or issue to the Seller additional shares of common stock) in an amount equal to the Issue Price minus the Release Date Price multiplied by the number of shares of common stock issued to the Seller on the closing date of the transaction. The acquisition is subject to certain customary conditions, including approval by Nissan North America Inc., and is expected to close in the fourth quarter of 2021.

The Company also intends to enter into a real estate contract with affiliates of the Sellers providing for the purchase by the Company of the real property on which the Dealerships are located. Pursuant to the APA, LMPL has a right of first refusal to purchase from McGavock Nissan of Rockwall, L.P. the McGavock Nissan Rockwall motor vehicle dealership located at 1700 I-30, Rockwall, Texas 75087.

The APA is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the APA and the transactions contemplated thereby is not complete and is qualified in their entirety by the contents of the APA.

Item 8.01 Other Events.

On September 13, 2021, the Company issued a press release announcing its entry into the APA and the transaction contemplated thereby. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Dealership Asset Purchase Agreement, dated as of September 10, 2021, by and among LMP Lubbock 001 holdings, LLC, Steve McGavock, McGavock Auto Group, L.L.P., McGavock of Abilene, L.P.P., McGavock Nissan of Amarillo, LP, McGavock West Texas Motors, L.P. and McGavock Nissan of San Marcos, L.P.
99.1	Press Release, dated September 13, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

September 14, 2021	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

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